     As filed with the Securities and Exchange Commission on June 30, 1995

                                                      Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                      ASSOCIATES FIRST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     06-0876639
       (State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation or organization)

                           250 EAST CARPENTER FREEWAY
                            IRVING, TEXAS 75062-2729
                                  214-541-4000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

         CHESTER D. LONGENECKER, ESQ.                            Copy to:
           EXECUTIVE VICE PRESIDENT                        THOMAS E. DALE, ESQ.
             AND GENERAL COUNSEL                             P.O. BOX 660237
          250 EAST CARPENTER FREEWAY                     DALLAS, TEXAS 75266-0237
           IRVING, TEXAS 75062-2729
                 214-541-4000
     (Name, address, including zip code,
     and telephone number, including area
         code, of agent for service)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                             ---------------------
IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------
                                                  PROPOSED           PROPOSED
TITLE OF EACH                   AMOUNT            MAXIMUM            MAXIMUM           AMOUNT OF
CLASS OF SECURITIES             TO BE          OFFERING PRICE       AGGREGATE         REGISTRATION
TO BE REGISTERED              REGISTERED          PER UNIT        OFFERING PRICE          FEE
- ----------------------------------------------------------------------------------------------------
Debt Securities.........   $300,000,000(1)          100%         $300,000,000(2)        $103,449
- ----------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities aggregating $300,000,000.

(2) Estimated solely for purpose of computing registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                 [ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                                DEBT SECURITIES

                             ---------------------

     Associates First Capital Corporation (the "Company") from time to time may issue in one or more series its senior, unsecured debt securities ("Notes") for proceeds up to $300,000,000. The Notes of each series may be offered from time to time or on a continuous basis on terms determined by the Company at the time of the offer. The specific designation, aggregate principal amount, rate (or method of calculation) and time or intervals of payment of any interest, authorized denominations, maturity or maturities or range of maturities, offering price, any prepayment or redemption terms, provisions for establishing different rates of interest and maturities for Notes of the same series or other specific terms of the series of Notes in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

     The Notes may be sold through underwriters or agents, which may include AFC Securities Inc., Dallas, Texas, an indirect subsidiary of the Company. The names of any underwriters or agents involved in the sale of the Notes in respect of which this Prospectus is being delivered and their compensation are set forth in the accompanying Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               THE DATE OF THIS PROSPECTUS IS             , 1995

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY TRANSACTION HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                             ---------------------

     THE FOLLOWING INFORMATION, WHICH IS BEING DISCLOSED PURSUANT TO FLORIDA LAW, IS ACCURATE AS OF THE DATE OF THIS PROSPECTUS: AUTOLATINA-COMERCIO, NEGOCIOS E PARTICIPACOES LTDA., A BRAZILIAN COMPANY ("AUTOLATINA"), IS A JOINT VENTURE BETWEEN FORD MOTOR COMPANY ("FORD", THE INDIRECT PARENT CORPORATION OF THE COMPANY), AND VOLKSWAGEN AG IN WHICH FORD HAS A 49% OWNERSHIP INTEREST. AUTOLATINA OCCASIONALLY SELLS VEHICLES TO PERSONS LOCATED IN CUBA. EACH SUCH SALE IS MADE PURSUANT TO A SPECIFIC LICENSE GRANTED TO FORD BY THE U.S. DEPARTMENT OF TREASURY. THE LAST SUCH SALE, WHICH INVOLVED ONE MEDICAL SUPPLY VEHICLE, WAS MADE TO CUBANACAN IN APRIL 1991. CURRENT INFORMATION CONCERNING AUTOLATINA'S OR ITS FORD-RELATED AFFILIATES' BUSINESS DEALINGS WITH THE GOVERNMENT OF CUBA OR WITH PERSONS LOCATED IN CUBA MAY BE OBTAINED FROM THE STATE OF FLORIDA DEPARTMENT OF BANKING AND FINANCE AT THE CAPITOL BUILDING, SUITE 1401, TALLAHASSEE, FLORIDA 32399-0350 (TELEPHONE NUMBER 904-488-0545).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     The Company does not publish annual or other periodic reports to security holders.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of Notes offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO: ASSOCIATES FIRST CAPITAL CORPORATION, P.O. BOX 660237, DALLAS, TX 75266-0237, ATTENTION: SECRETARY (TEL. 214-541-4000).

                                  THE COMPANY

     Associates First Capital Corporation ("First Capital" or the "Company"), a Delaware corporation, is an indirect subsidiary of Ford Motor Company. First Capital's principal operating subsidiary is Associates Corporation of North America ("Associates"), the second largest independent finance company in the United States as of September 30, 1994. Unless the context otherwise requires, reference to First Capital or Associates includes each parent company and all its subsidiaries.

     First Capital, through 1,473 branch offices in the United States at December 31, 1994, is engaged primarily in consumer finance, commercial finance and insurance underwriting. The consumer finance operation is engaged in making and investing in residential real estate-secured loans to individuals, making secured and unsecured installment loans to individuals, purchasing consumer retail installment obligations, investing in credit card receivables, financing manufactured housing purchases, and providing other consumer financial services. The commercial finance operation is principally engaged in the purchase of time sales obligations and leases, direct leases and secured direct loans, and sales of other financial services, including automobile club, mortgage banking and relocation services. The insurance operation is engaged in the property and casualty insurance business and in the credit life, credit accident and health and accidental death and dismemberment insurance business, principally for customers of the finance operations of the Company.

     The principal executive offices of the Company are located at 250 East Carpenter Freeway, Irving, TX 75062-2729 and its mailing address is P.O. Box 660237, Dallas, TX 75266-0237 (tel. 214-541-4000).

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

[CAPTION]

                                                                Three Months
                 YEAR ENDED DECEMBER 31,                           Ended
- --------------------------------------------------------          March 31,
1990         1991         1992         1993         1994            1995
- ----         ----         ----         ----         ----        -------------
1.37         1.40         1.47         1.56         1.57            1.50

For purposes of computing the Ratio of Earnings to Fixed Charges, "Earnings" represent earnings before provision for income taxes and cumulative effect of changes in accounting principles, plus fixed charges. "Fixed Charges" represent interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

                            APPLICATION OF PROCEEDS

     The entire net proceeds to be received by First Capital from the sale of Notes (without any firm commitment by anyone to purchase such Notes and with respect to which there can be no assurance that any of the Notes will be sold) will be added to the general funds of First Capital. The proceeds will be used by First Capital to pay interest and principal on outstanding indebtedness (including notes previously issued) and additionally may be used to enter, by acquisition or otherwise, additional fields of business activities which First Capital shall consider to be compatible with its present activities, or may be advanced to or invested in subsidiaries or affiliates, the most significant of which is Associates, for such purposes as relate to their respective businesses. As is common to companies in the finance industry, Associates uses its equity to support unsecured borrowings of both long and short-term debt in a total amount substantially greater than its equity. Consequently, any part of the proceeds generated from sales of the Notes offered hereby which is invested in the equity of Associates will become part of the borrowing base of Associates and would be subject to unsecured claims of the debtholders of Associates, if Associates should be unable to repay its borrowings as they mature. The amount of funds to be used for any of these purposes is not now determinable.

                              DESCRIPTION OF NOTES

     The Notes are to be issued under an indenture dated as of June 15, 1995 (the "Indenture") between the Company and First Interstate Bank of Texas, N.A., as Trustee (the "Trustee"), which may be supplemented from time to time, a copy of which is filed as an exhibit to the Registration Statement. The following statements are subject to the detailed provisions of the Indenture, including the definition of certain terms. Whenever particular articles, sections or defined terms (capitalized hereinbelow) are referred to, they are incorporated by reference as a part of the statement which is qualified in its entirety by such reference. All numerical references set forth herein relate to the Original Indenture, unless specific reference is made to a Supplemental Indenture.

     The Notes offered hereby are subject to withdrawal, cancellation or modification of the offer without notice, to the approval of Chester D. Longenecker, Esq., Executive Vice President and General Counsel of the Company, and to the Company's right to reject orders in whole or in part.

GENERAL

     The Indenture does not limit the amount of Notes which may be issued thereunder and provides that the Notes may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Notes being offered thereby: (1) the designation, aggregate principal amount and authorized denominations of such Notes; (2) the percentage of their principal amount at which such Notes will be issued; (3) the maturities; (4) the rate per annum at which such Notes will bear interest, if any, or the method of determination of such rate; (5) the dates or intervals on which such interest, if any, will be payable; (6) provisions for establishing different rates of interest and maturities for Notes of the same series; (7) whether such Notes are to be issued in whole or in part in the form of one or more global securities (each a "Global Note") and, if so, the identity of the agent of the Noteholders for such Global Note or Global Notes; and (8) any prepayment or redemption terms, or other specific terms.

     The Notes are to be issued in any denomination equal to or exceeding the minimum denomination as determined by First Capital from time to time. Additional notes may be issued in one or more series from time to time upon the written order of First Capital in such aggregate principal amounts as may be authorized by the Board of Directors or the Executive Committee of the Board of Directors.

     Principal and interest, if any, may be payable at the principal office of the Company in Irving, Texas, or at such other office which the Company may designate from time to time by notifying the Holders of the Notes (or, if the Prospectus Supplement so states, by electronic transfer directly to a Noteholder's account, for which a service charge may be assessed by the Company); provided that payment of interest, if any, may be made at the option of the Company by check mailed to the persons in whose names the Notes are registered at the close of business on the most recent record date preceding the Interest Payment Date.

     If the Prospectus Supplement so states, the Company may from time to time offer and sell Notes which, at the Company's election, are not initially represented by definitive certificates but rather an interest in a Global Note held by an agent of such Noteholders. In such event, Noteholders will receive a notice of purchase for each Note so purchased and held as well as interest payments in the regular manner. Definitive Notes will be issued only in fully registered form without coupons. The Notes may be transferred or exchanged at the aforementioned offices, subject to the limitations provided in the Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. (Article Three)

SUPERIOR INDEBTEDNESS

     The Notes will constitute part of the Superior Indebtedness of the Company and rank pari passu with all outstanding senior debt. (sec. 6.02)

MODIFICATION OF INDENTURE

     The Indenture, the rights and obligations of the Company and the rights of the Noteholders may be modified with the consent of the Noteholders of not less than 66 2/3% in principal amount of the Notes then outstanding, and, in the case of where one or more but less than all of the series of Notes issued under the Indenture are so affected, of not less than 66 2/3% in principal amount of the Notes of each series affected by the modification or amendment as a separate class. No modification of the terms of payment of principal or interest, no modification subordinating the indebtedness evidenced by the Notes to any other indebtedness of the Company and no modification reducing the percentage required for modification is effective against any Holder without his consent.
(sec. 6.03; Article Twelve)

EVENTS OF DEFAULT

     The Indenture provides that the following are Events of Default with respect to the Notes: default in the payment of the principal of the Notes when and as the same shall be due and payable; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Notes; default of 30 days in the payment of any installment of interest on any Note; default for 60 days after notice in the performance of any other covenant in respect of the Notes contained in the Indenture; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; and default of 30 days in the payment of any installment of interest on any evidence of indebtedness issued, assumed or guaranteed by the Company or default in the payment of any principal on any such evidence of indebtedness. (sec. 8.01) An Event of Default with respect to a particular series of notes issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of notes issued thereunder. The Trustee may withhold notice to the Holders of Notes of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders. (sec. 9.02)

     If an Event of Default with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of and the interest accrued but unpaid to the date of such declaration on all of the Notes to be due and payable immediately. (sec. 8.01)

     Within four months after the close of each fiscal year, the Company must file with the Trustee a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof. (sec. 6.02)

     Subject to provisions relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (sec. 9.03) Subject to such provisions of indemnification, the Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, with respect to the Notes.
(sec. 8.06)

INFORMATION CONCERNING THE TRUSTEE

     The Company and certain of its subsidiaries maintain deposit accounts with the Trustee; a subsidiary has borrowed from the Trustee; and Associates from time to time borrows from said Trustee and conducts other banking transactions with it. The Trustee also serves as Trustee with respect to Investment Notes heretofore issued by the Company.

                              PLAN OF DISTRIBUTION

     The Company may sell the Notes through underwriters or dealers or through agents. The Prospectus Supplement with respect to the Notes being offered thereby sets forth the terms of the offering of such Notes, including the name or names of any underwriters, the purchase price of such Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Notes offered thereby.

     If underwriters are used in the sale, the Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Notes of the series offered by the Company's Prospectus Supplement if any of such Notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Notes may also be sold through agents designated by the Company from time to time, which may include AFC Securities Inc. ("AFC"), an indirect subsidiary of the Company. The business of AFC is limited to the sale of securities issued by First Capital and Associates on a best efforts basis.

     The Prospectus Supplement identifies any agent involved in the offering and sale of the Notes, any commissions payable by the Company to such agent, and any initial public offering price and any discounts allowed or reallowed or paid to dealers. Notes may be acquired by agents for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     Some of the selling agents of AFC are full time employees. Certain other selling agents of AFC are full time employees of Associates whose primary duties are in areas other than the sale of Notes. On all sales made by AFC, First Capital will pay commissions to AFC in amounts agreed upon from time to time with respect to each series of Notes for which AFC is appointed a selling agent. In addition, First Capital will reimburse expenses of AFC incurred in the offering and sale of Notes for which AFC has been appointed sales agent.

     The Notes will not be listed on any securities exchange and the Company has no knowledge that any securities broker will make a market for the subsequent sale of the Notes by any purchaser.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Notes providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Notes which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Notes shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Notes are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Notes less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     No purchaser may, without the consent of an executive officer of First Capital, acquire or be a registered Holder of Notes exceeding in the aggregate of $250,000.

     This offering complies with Schedule E of the NASD By-Laws.

                                 LEGAL OPINIONS

     The legality of the Notes offered hereby is being passed upon for First Capital by Thomas E. Dale or Timothy M. Hayes, each an Assistant General Counsel, 250 E. Carpenter Freeway, Irving, Texas 75062.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1994 and 1993 and the consolidated statements of earnings, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedule, all of which are incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Filing Fee -- Securities and Exchange Commission.........................  $ 103,448
    Listing Fees.............................................................       None
    Accounting Fees..........................................................     10,000*
    Legal Fees...............................................................       None
    Printing and Engraving...................................................    135,000*
    Trustee's Charges........................................................     60,000*
    Rating Agency Fees.......................................................     30,000*
    Blue Sky Fees and Expenses...............................................     70,000*
    Advertising and Other Expenses...........................................    700,000*
                                                                               ---------
      Total..................................................................  $1,108,448*
                                                                               =========

- ---------------

* Estimated subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify, pursuant to and under the provisions of
Article 12 of its Certificate of Incorporation, as amended, (hereinafter called the "Article"), present or former directors, officers of the Company, agents of the Company, and persons who, at the request of the Company, serve as such for other corporations or business entities. This indemnification applies to claims, actions, suits and proceedings, whether civil, criminal, administrative or investigative, brought by reason of the position of such person with the Company or such other corporation or business entity or as a result of action taken (or not taken) by such person in the course and scope of his employment.

     Indemnification shall include the reasonable expenses of the person to be indemnified and judgments, fines and settlement payments. The Company is authorized to advance expenses against an undertaking by the director, officer, employee or agent to repay the same unless he is ultimately entitled to and is granted indemnification under the Article. The right of indemnification under the Article is not exclusive of any other rights to which directors, officers, employees or agents would otherwise be entitled by contract or otherwise. The Company does not know of any past, pending or threatened litigation which might result in claims for indemnification under the Article.

     Under Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify the same persons, and under the same circumstances, covered by the existing Article against expenses actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they are made parties by reason of being or having been an officer, director, employee or agent. This power is supplemental to the provisions of the existing Article and in the opinion of Counsel for the Company is included within the scope of the present Article.

     The Company is insured for liabilities it may incur pursuant to its Certificate of Incorporation relating to the indemnification of directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of the Company's Certificate of Incorporation.

ITEM 16. EXHIBITS.

        EXHIBIT NO.                         DESCRIPTION OF INSTRUMENT
            1(a)     -- Form of Sales Agreement to be entered into between Associates First
                        Capital Corporation and AFC Securities Inc.
           +1(b)     -- Form of underwriting agreement, if any.
           +4(a)     -- Form of definitive registered Investment Note.
            4(b)     -- Form of Global Investment Note.
           +4(c)     -- Form of Debt Securities other than Investment Notes.
           *4(d)     -- Indenture dated as of June 15, 1995, between Associates First Capital
                        Corporation and First Interstate Bank of Texas, N.A., as Trustee,
                        with respect to the Notes.
           *5        -- Opinion and consent of Timothy M. Hayes.
           12        -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1994 are incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1994. The computation of ratio of earnings to fixed charges for the three-month period ended March 31, 1995 is incorporated by reference to the Company's Quarterly Report on Form
                        10-Q for the quarter ended March 31, 1995.
          *24        -- Consent of Coopers & Lybrand L.L.P. The consent of Timothy M. Hayes is included in his opinion referred to in Exhibit 5 above.
          *25        -- Powers of Attorney.
          *26        -- Form T-1, Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Interstate Bank of Texas, N.A., as
                        Trustee, under the Indenture pursuant to which the Debt Securities are to be issued.

- ---------------

   + To be filed as an exhibit to Current Report on Form 8-K.

    Incorporated by reference to the Company's Registration Statement No. 33-39453.

   * Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN IRVING, STATE OF TEXAS, ON THE 30TH DAY OF JUNE, 1995.

                                            ASSOCIATES FIRST CAPITAL CORPORATION

                                            By    /s/  ROY A. GUTHRIE
                                               --------------------------------
                                             Title: Executive Vice President,
                                                    Comptroller
                                                and Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                TITLE                    DATE
- ---------------------------------------------  ------------------------------------------------
              *KEITH W. HUGHES                 Chairman of the Board,
      ---------------------------------          Principal Executive Officer
              (Keith W. Hughes)                  and Director

               *JAMES E. JACK                  Senior Executive Vice
      ---------------------------------          President, Principal
               (James E. Jack)                   Financial Officer
                                                 and Director

             /s/  ROY A. GUTHRIE               Executive Vice President,            June 30, 1995
      ----------------------------------         Comptroller, Principal
                 (Roy A. Guthrie)                Accounting Officer
                                                 and Director


     -----------------------------------       Director
            (Harold D. Marshall)

            *JOSEPH M. McQUILLAN               Director
     -----------------------------------
            (Joseph M. McQuillan)

- ---------------

* By signing his name hereto, Roy A. Guthrie signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                            By    /s/  ROY A. GUTHRIE
                                              --------------------------------
                                                      Attorney-in-Fact

                                 EXHIBIT INDEX

    EXHIBIT NO.                             DESCRIPTION OF INSTRUMENT
            1(a)     -- Form of Sales Agreement to be entered into between Associates First
                        Capital Corporation and AFC Securities Inc.
           +1(b)     -- Form of underwriting agreement, if any.
           +4(a)     -- Form of definitive registered Investment Note.
            4(b)     -- Form of Global Investment Note.
           +4(c)     -- Form of Debt Securities other than Investment Notes.
           *4(d)     -- Indenture dated as of June 15, 1995, between Associates First Capital
                        Corporation and First Interstate Bank of Texas, N.A., as Trustee,
                        with respect to the Notes.
           *5        -- Opinion and consent of Timothy M. Hayes.
           12        -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1994 are incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1994. The computation of ratio of earnings to fixed charges for the three-month period ended March 31, 1995 is incorporated by reference to the Company's Quarterly Report on Form
                        10-Q for the quarter ended March 31, 1995.
          *24        -- Consent of Coopers & Lybrand L.L.P. The consent of Timothy M. Hayes is included in his opinion referred to in Exhibit 5 above.
          *25        -- Powers of Attorney.
          *26        -- Form T-1, Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Interstate Bank of Texas, N.A., as
                        Trustee, under the Indenture pursuant to which the Debt Securities are to be issued.

- ---------------

   + To be filed as an exhibit to Current Report on Form 8-K.

    Incorporated by reference to the Company's Registration Statement No. 33-39453.

   * Filed herewith.